Exhibit 20.1

                        CIT Home Equity Loan Trust 2002-1
            Home Equity Loan Asset Backed Certificates, Series 2002-1
                          Master Servicer's Certificate

                                                           Due Period 10/31/2002
                                                   Determination Date 11/20/2002
                                                    Distribution Date 11/25/2002

I   Available in Certificate Account

    Principal collected on Mortgage Loans                         31,543,914.04
    All Liquidation Proceeds with respect
       to Principal                                                  120,987.01
    Recoveries on previously Liquidated
       Mortgages with respect to Principal                                 0.00
    Principal portion of Purchase Price on
       Repurchased Mortgage Loans                                          0.00
    Substitution Adjustment with respect to
       Principal                                                           0.00
                                                                  -------------

                Principal Distribution Amount                     31,664,901.05

    Interest collected on Mortgage Loans                           6,292,068.38
    Interest portion of Purchase Price on
       Repurchased Mortgage Loans                                          0.00
    Recoveries on previously Liquidated
       Mortgages with respect to Interest                                  0.00
    Substitution Adjustment with respect
       to Interest                                                         0.00
    Master Servicer Monthly Advances (net
       of Compensating Interest)                                   1,195,299.67
    Reimbursement of previous months
       Servicer Advances                                            -629,710.08
    Compensating Interest                                             12,107.07
    Investment Earnings on Certificate
       Account                                                             0.00
                                                                  -------------

                Interest Remittance Amount                         6,869,765.04

    Amount not Required to be deposited                                    0.00

                Total available in the
                   Certificate Account                            38,534,666.09

II  Distributions                              Per $ 1,000            Amount
                                               -----------       --------------

1.  Aggregate Class AF -1A Distribution        78.73730781         8,607,562.49

2.  Aggregate Class AF-1B Distribution         79.24602512         7,790,676.73

3.  Aggregate Class A-2 Distribution            3.80833338           257,938.42

4.  Aggregate Class A-3 Distribution            4.32500000           296,651.75

5.  Aggregate Class A-4 Distribution            4.97500000           249,695.25

6.  Aggregate Class A-5 Distribution            5.59166677           174,515.92

7.  Aggregate Class A-6 Distribution            5.16666674           244,176.67

8.  Aggregate Class A-7 Distribution           37.75994760         8,495,988.21

9.  Aggregate Class MF-1 Distribution           5.47500000           195,293.25

10  Aggregate Class MF-2 Distribution           5.88333333           198,209.50

11. Aggregate Class BF Distribution             6.21666654           160,141.33

12. Aggregate Class AV Distribution            46.66355159         8,027,530.78

13. Aggregate Class MV-1 Distribution           2.17861099            29,345.89

14. Aggregate Class MV-2 Distribution           2.65222243            28,856.18

15. Aggregate Class BV Distribution             3.21194490            34,978.08

16. Aggregate Class X-IO Distribution           0.00000000         3,121,822.18

17. Aggregate Class R Distribution                                         0.00

18. Aggregate Master Servicer Distribution                           621,283.46
                                                                  -------------

                Total Distributions =                             38,534,666.09

III Certificate Class Balances                  Factor %             Amount
                                              ------------       --------------

    Opening Senior Class A Certificate
    Balances as reported in prior Monthly
    Master Servicer Report for Group I
    Certificates:

          (a)   Class AF-1A                    42.17831889%       46,109,338.21
          (b)   Class AF-1B                    42.17831890%       41,465,505.31
          (c)   Class A-2                     100.00000000%       67,730,000.00
          (d)   Class A-3                     100.00000000%       68,590,000.00
          (e)   Class A-4                     100.00000000%       50,190,000.00
          (f)   Class A-5                     100.00000000%       31,210,000.00
          (g)   Class A-6                     100.00000000%       47,260,000.00
          (h)   Class A-7                      74.60087711%      167,851,973.49
                                                                 --------------
                                                                 520,406,817.01

    Opening Subordinated Class MF & BF
    Certificate Balances as reported in
    prior Monthly Master Servicer Report
    for Group I Certificates:

          (a)   Class MF-1                    100.00000000%       35,670,000.00
          (b)   Class MF-2                    100.00000000%       33,690,000.00
          (c)   Class BF                      100.00000000%       25,760,000.00
                                                                  -------------
                                                                  95,120,000.00

    Opening Senior Class AV Certificate
    Balances as reported in prior Monthly
    Master Servicer Report for Group II
    Certificates:

          (a)   Class AV                       68.50076284%      117,841,862.31

    Opening Subordinated Class MV & BV
    Certificate Balances as reported in
    prior Monthly Master Servicer Report
    for Group II Certificates:

          (b)   Class MV-1                    100.00000000%       13,470,000.00
          (c)   Class MV-2                    100.00000000%       10,880,000.00
          (d)   Class BV                      100.00000000%       10,890,000.00
                                                                 --------------
                                                                 153,081,862.31

IV  Principal Distribution Amount

1(a). Basic Principal Amount                          No.            Amount
                                                     ------      --------------
          (a)   Stated principal collected                         2,887,007.61
          (b)   Principal Prepayments                  318        28,656,906.43
          (c)   Liquidation Proceeds                                 120,987.01
          (d)   Repurchased Mortgage Loans               0                 0.00
          (e)   Substitution Adjustment
                related to Principal                                       0.00
          (f)   Recoveries on previously
                Liquidated Mortgages with
                respect to Principal                                       0.00
                                                                  -------------

                   Total Principal Distribution                   31,664,901.05

1(b). Subordination Increase Amount                                   58,449.31

2(a). Class AF Principal Distribution Amount
      for Group I Certificates:
                                              Per $ 1,000
                                              ------------
          1.    Class AF-1A                    78.02179949         8,529,343.12
          2.    Class AF-1B                    78.02179941         7,670,323.10
          3.    Class A-2                       0.00000000                 0.00
          4.    Class A-3                       0.00000000                 0.00
          5.    Class A-4                       0.00000000                 0.00
          6.    Class A-5                       0.00000000                 0.00
          7.    Class A-6
                (a) Class A-6 Lockout
                    Percentage                              0.00%
                (b) Class A-6 Lockout
                    Distribution Amount         0.00000000                 0.00
          8.    Class A-7                      34.27235658         7,711,280.23

2(b). Class MF & BF Principal Distribution
      Amount Group I Certificates:

          1.   Class MF-1                       0.00000000                 0.00
          2.   Class MF-2                       0.00000000                 0.00
          3.   Class BF                         0.00000000                 0.00

2(c). Class AV Principal Distribution Amount
      Group II Certificates:

          1.   Class AV                        45.41303209         7,812,403.91

2(d). Class AV Principal Distribution Amount
      Group II Certificates:

          1.   Class MV-1                       0.00000000                 0.00
          2.   Class MV-2                       0.00000000                 0.00
          3.   Class BV                         0.00000000                 0.00

2(e) Class M Applied Realized Loss for
     Group I Certificates:

          1.   Class MF-1                       0.00000000                 0.00
          2.   Class MF-2                       0.00000000                 0.00
          3.   Class BF                         0.00000000                 0.00

2(f) Class B Applied Realized Loss for
     Group II Certificates:

          1.   Class MV-1                       0.00000000                 0.00
          2.   Class MV-2                       0.00000000                 0.00
          3.   Class BV                         0.00000000                 0.00

                                               Factor %              Amount
                                              ------------       --------------
    Ending Senior Class A Certificate
    Balances after distributions of
    principal in this Monthly Master
    Servicer Report for Group I
    Certificates:

          (a)  Class AF-1A                     34.37613894%       37,579,995.09
          (b)  Class AF-1B                     34.37613896%       33,795,182.21
          (c)  Class A-2                      100.00000000%       67,730,000.00
          (d)  Class A-3                      100.00000000%       68,590,000.00
          (e)  Class A-4                      100.00000000%       50,190,000.00
          (f)  Class A-5                      100.00000000%       31,210,000.00
          (g)  Class A-6                      100.00000000%       47,260,000.00
          (h)  Class A-7                       71.17364145%      160,140,693.26
                                                                 --------------
                                                                 496,495,870.56

    Ending Subordinated Class MF & BF
    Certificate Balances after distributions of principal in this Monthly Master
    Servicer Report Group I Certificates:

          (a)  Class MF-1                     100.00000000%       35,670,000.00
          (b)  Class MF-2                     100.00000000%       33,690,000.00
          (c)  Class BF                       100.00000000%       25,760,000.00
                                                                 --------------
                                                                  95,120,000.00

    Ending Senior Class AV Certificate
    Balances after distributions of principal in this Monthly Master Servicer Report for Group II Certificates:

          (a)  Class AV                        63.95945963%      110,029,458.40

    Ending Subordinated Class MV & BV
    Certificate Balances after distributions of principal in this Monthly Master
    Servicer Report for Group II Certificates:

          (b)  Class MV-1                     100.00000000%       13,470,000.00
          (c)  Class MV-2                     100.00000000%       10,880,000.00
          (d)  Class BV                       100.00000000%       10,890,000.00
                                                                  -------------
                                                                 145,269,458.40

V   Interest Distribution Amount

    Fixed Rate Certificates

          (b)  Fixed Rate Certificates applicable Pass-Through Rate
               1.  Class AF-1A                     1.97000%
               2.  Class AF-1B                     3.48300%
               3.  Class A-2                       4.57000%
               4.  Class A-3                       5.19000%
               5.  Class A-4                       5.97000%
               6.  Class A-5                       6.71000%
               7.  Class A-6                       6.20000%
               8.  Class A-7                       5.61000%
               9.  Class MF-1                      6.57000%
               10. Class MF-2                      7.06000%
               11. Class BF                        7.46000%

    Variable Rate Certificates

          (b)  LIBOR Rate                          1.83000%

               1. Class AV                         2.12000%
               2. Class MV-1                       2.53000%
               3. Class MV-2                       3.08000%
               4. Class BV                         3.73000%

    INTEREST REMITTANCE AMOUNT
          1.   Interest collected on Mortgage
               Loans                          6,292,068.38
          2.   Interest advanced on Mortgage
               Loans                            565,589.59
          3.   Compensating Interest on
               Mortgage Loans                    12,107.07
          4.   Substitution Adjustment
               interest                               0.00
          5.   Purchase Price interest on
               repurchased accounts                   0.00
          6.   Liquidation Proceeds interest
               portion                                0.00
          7.   Recoveries on previously
               Liquidated Mortgages with
               respect to Interest                    0.00
                      TOTAL INTEREST REMITTANCE
                        AMOUNT                                     6,869,765.04

    Current Interest Requirement

               1.  Class AF-1A  @ applicable
                   Pass-Through Rate                                  78,219.37
               2.  Class AF-1B @ applicable
                   Pass-Through Rate                                 120,353.63
               3.  Class A-2 @ applicable
                   Pass-Through Rate                                 257,938.42
               4.  Class A-3 @ applicable
                   Pass-Through Rate                                 296,651.75
               5.  Class A-4 @ applicable
                   Pass-Through Rate                                 249,695.25
               6.  Class A-5 @ applicable
                   Pass-Through Rate                                 174,515.92
               7.  Class A-6 @ applicable
                   Pass-Through Rate                                 244,176.67
               8.  Class A-7 @ applicable
                   Pass-Through Rate                                 784,707.98
               9.  Class MF-1 @ applicable
                   Pass-Through Rate                                 195,293.25
               10. Class MF-2 @ applicable
                   Pass-Through Rate                                 198,209.50
               11. Class BF @ applicable
                   Pass-Through Rate                                 160,141.33
               12. Class AV @ applicable
                   Pass-Through Rate                                 215,126.87
               13. Class MV-1 @ applicable
                   Pass-Through Rate                                  29,345.89
               14. Class MV-2 @ applicable
                   Pass-Through Rate                                  28,856.18
               15. Class BV  @ applicable
                   Pass-Through Rate                                  34,978.08

    Interest Carry Forward Amount

               1.  Class AF-1A                        0.00
               2.  Class AF-1B                        0.00
               3.  Class A-2                          0.00
               4.  Class A-3                          0.00
               5.  Class A-4                          0.00
               6.  Class A-5                          0.00
               7.  Class A-6                          0.00
               8.  Class A-7                          0.00
               9.  Class MF-1                         0.00
               10. Class MF-2                         0.00
               11. Class BF                           0.00
               12. Class AV                           0.00
               13. Class MV-1                         0.00
               14. Class MV-2                         0.00
               15. Class BV                           0.00
               16. Class X-IO                         0.00

    Certificates Interest Distribution Amount
                                               Per $ 1,000
                                               -----------
               1.  Class AF-1A                  0.71550832            78,219.37
               2.  Class AF-1B                  1.22422571           120,353.63
               3.  Class A-2                    3.80833338           257,938.42
               4.  Class A-3                    4.32500000           296,651.75
               5.  Class A-4                    4.97500000           249,695.25
               6.  Class A-5                    5.59166677           174,515.92
               7.  Class A-6                    5.16666674           244,176.67
               8.  Class A-7                    3.48759102           784,707.98
               9.  Class MF-1                   5.47500000           195,293.25
               10. Class MF-2                   5.88333333           198,209.50
               11. Class BF                     6.21666654           160,141.33
               12. Class AV                     1.25051950           215,126.87
               13. Class MV-1                   2.17861099            29,345.89
               14. Class MV-2                   2.65222243            28,856.18
               15. Class BV                     3.21194490            34,978.08
                                                                   ------------
                                                                   3,068,210.09
VI  Credit Enhancement Information

                                                     Group I         Group II        Total
                                                   -------------   ------------   -------------
          (a)  Senior Enhancement Percentage               17.48%         27.30%          44.78%

          (b)  Overcollateralization Amount:

               1.  Opening Overcollateralization
                   Amount                          12,683,784.02   7,461,499.72   20,145,283.74
               2.  Ending Overcollateralization
                   Amount                          12,683,784.02   7,461,499.72   20,145,283.74
               3.  Targeted Overcollateralization
                   Amount                          12,683,784.02   7,461,499.72   20,145,283.74
               4.  Subordination Deficiency                 0.00           0.00            0.00
               5.  Overcollateralization Release
                   Amount                                   0.00           0.00            0.00

VII  Trigger Information

       1. (a)  60+ Delinquency  Percentage                  4.56%          7.54%
          (b)  Delinquency Event in effect
               (Group I > 50% or Group II > 40%) ?            NO             NO

       2. (a)  Cumulative Loss Percentage                   0.03%          0.00%
          (b)  Applicable Loss Percentage for
               current Distribution                         2.25%          3.25%
          (c)  Cumulative Loss Trigger Event in
               effect                                          NO            NO

VIII Pool Information                                 No.           Amount
                                                    -------      --------------

          (a)  Closing Mortgage Loan Principal
               Balance:
               1.  Fixed Rate                        8,222       604,299,654.58
               2.  Adjustable Rate                   1,614       152,730,958.12

                      Total Closing Mortgage
                      Loan Principal Balance:        9,836       757,030,612.70

          (b)  Balloon Mortgage Loans
               1.  Fixed Rate                          482        35,200,987.68
               2.  Adjustable Rate                       0                 0.00

                      Total Balloon Mortgage
                      Loans:                           482        35,200,987.68

          (c)  Weighted Average Mortgage Rate:
               1.  Fixed Rate                                             9.774%
               2.  Adjustable Rate                                        9.750%

                      Total Weighted Average
                      Mortgage Rate                                       9.769%

          (d)  Weighted Average Net Mortgage Rate:
               1.  Fixed Rate                                             9.267%
               2.  Adjustable Rate                                        9.332%

          (e)  Weighted Average Remaining Maturity:
               1.  Fixed Rate                                            277.88
               2.  Adjustable Rate                                       334.04

          (f)  Weighted Average Original Maturity:
               1.  Fixed Rate                                            313.00
               2.  Adjustable Rate                                       359.00

IX  Delinquency Information                        No.      %        Amount
                                                  -----  ------  --------------

    A. Fixed Rate Mortgage Loans:

          (a)  Delinquent Contracts:
               1.  31 - 59 Day Accounts            529    5.41%   32,716,846.70
               2.  60 - 89 Day Accounts            112    1.23%    7,434,954.55
               3.  90+  Day Accounts               279    3.26%   19,726,848.15

          (b)  Mortgage Loans - In Foreclosure     172    2.08%   12,560,507.62
          (c)  REO Property Accounts                27    0.36%    2,205,086.54

    B. Adjustable Rate Mortgage Loans:

          (a)  Delinquent Contracts:
               1.  31 - 59 Day Accounts            146    7.84%   11,974,556.44
               2.  60 - 89 Day Accounts             52    2.94%    4,490,570.35
               3.  90+  Day Accounts                82    4.33%    6,618,978.41

          (b)  Mortgage Loans - In Foreclosure      60    3.29%    5,030,097.45
          (c)  REO Property Accounts                12    0.66%    1,009,693.74

    C. Total For All Mortgage Loans

          (a)  Delinquent Contracts:
               1.  31 - 59 Day Accounts            675    5.90%   44,691,403.14
               2.  60 - 89 Day Accounts            164    1.58%   11,925,524.90
               3.  90+  Day Accounts               361    3.48%   26,345,826.56

          (b)  Mortgage Loans - In Foreclosure     232    2.32%   17,590,605.07
          (c)  REO Property Accounts                39    0.42%    3,214,780.28

X   Realized Losses                                     No.           Amount
                                                       -----      -------------

       1. (a)  Gross Realized Losses during
               the period                                4           179,436.32

          (b)  Realized Losses during the
               period
               1.  Group I                                            58,449.31
               2.  Group II                                                0.00
                                                                  -------------

                       Total                                          58,449.31

          (c)  Cumulative Gross Realized Losses         10           842,708.77

          (d)  Cumulative Realized Losses
               1.  Group I                                           258,318.06
               2.  Group II                                                0.00

                       Total                                         258,318.06

          (e)  Cumulative Applied Realized Losses

                 i. Class B-4                                              0.00
                ii. Class B-3                                              0.00
               iii. Class B-2                                              0.00
                iv. Class B-1                                              0.00
                 v. Class M-2                                              0.00
                vi. Class M-1                                              0.00

XI  Miscellaneous Information

       1. (a)  Monthly Master Servicer Fee

                 i.  Monthly Servicing Fee                           328,647.49
                ii.  Mortgage Fees                                   273,997.34
               iii.  Mortgage Insurance
                     Premium Reimbursement                            18,638.63
                iv.  Certificate Account
                     Investment Earnings                                   0.00

          (b)  Amount of prior unpaid Master
               Servicing Fees paid with this
               distribution                                                0.00

          (c)  Total Master Servicing Fees
               paid with this distribution                           621,283.46

          (d)  Amount of unpaid Master
               Servicing Fees as of this
               distribution                                                0.00

       2. (a)  Opening Master Servicer Advance
               Balance                                             8,475,406.31

          (b)  Current Advance (exclusive of
               Compensating Interest)                              1,195,299.67

          (c)  Reimbursement of prior Master
               Servicer Advances                                    (629,710.08)
                                                                 --------------

          (d)  Ending Master Servicer Advance
               Balance                                             9,040,995.90

       3. Current period Compensating Interest                        12,107.07

       4. (a)  Stepdown Date in effect ?                                     NO
                                                                 --------------